UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  October 18, 2005

                      Proguard Acquisition Corp.
         (Exact name of registrant as specified in its charter)

           FLORIDA                      33-1093761
         (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization                   Identification No.)

     3040 E. Commercial Blvd
   Ft. Lauderdale, FL                     33308
 (Address of principal executive offices)                    (Zip Code)

Registrant's Telephone number, including area code:  (954) 491-0704






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ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a) On October 18, 2005, Proguard Acquisition Corp. dismissed Stark Winter Schenkein & Co., LLP (SWS), its independent public accountant. The decision to dismiss SWS was approved by the Registrant?s board of directors.

     SWS reports on Proguard Acquisition Corp.?s financial statements for either of the past two years, December 31, 2004 and 2003, did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

During Proguard Acqusition Corp.?s two most recent fiscal years, December 31, 2004 and 2003, and the subsequent period through the date of dismissal, January 2005 through October 18, 2005, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of SWS, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304
(a)(1)(iv) of Regulation S-B.

(b) On October 18, 2005, the board of directors of Proguard Acquisition Corp. engaged the accounting firm of Sherb & Co., LLP as principal accountants of Proguard Acquisition Corp. for the fiscal year
ended December 31, 2005.   Proguard Acquisition Corp. did not consult
Sherb & Co., LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Sherb & Co., LLP financial statements and neither written nor oral advice was provided that was an important factor considered by Sherb & Co., LLP in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a) (1)(iv) of Item 304 of Regulation S-B.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16     Letter from Stark Winter Schenkein & Co., LLP


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 21, 2005


Proguard Acquisition Corp.




   /s/Frank R. Bauer
By:-------------------------------
   Frank R. Bauer
   Chief Executive Officer